UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)
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TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Letter to the Stockholders of Tilray, Inc.
Invitation to Special Meeting that will be Held Virtually on Thursday, July 29th, 2021
Dear Fellow Stockholders,
We need your help to ensure Tilray grows. Please take a few minutes to read this letter, the accompanying materials, and then vote online.
Just last month, we ushered in a new era for the global cannabis industry by announcing the completion of our combination with Aphria Inc. That transaction brought together two highly complementary businesses to create the “new” Tilray with the largest geographic footprint and leading cannabis-focused portfolio of consumer-packaged goods in the world.
The “New” Tilray is Off to a Running Start: As promised, our focus now turns to execution on our highest-return priorities, including business integration, cost-synergy realization, and accelerating our global growth strategy. We are poised to strike and transform the industry with our highly scalable operational footprint, a curated portfolio of diverse medical and adult-use cannabis brands and products, a multi-continent distribution network, and a robust capital structure to fund our global expansion strategy and deliver sustained profitability and long-term value for all of our stakeholders.
We Have Substantial Growth Opportunities Ahead and We Need Your Support: To implement the next phase of our strategy, we have a number of important matters to address at the upcoming Special Meeting of Stockholders that will be critical to driving our business forward. You have the opportunity to vote on key proposals that we believe will help us turn potential into performance and profitable growth.
1.
Authorized Shares Proposal – Help Tilray Grow: This proposal would increase the number of authorized shares of capital stock. The additional authorized shares would enable us to move quickly to seize the highly attractive acquisition and financing opportunities we see ahead. By approving this proposal, you will be enabling Tilray to accelerate growth and realize its potential. Please note that approval does not mean that the authorized shares will be issued, only that they are available if needed so the Company can move swiftly to seize value creation opportunities as they arise.

2.
Governance Proposals - Expand Your Rights: Following the combination of Tilray and Aphria, our Board undertook a comprehensive review of our corporate governance, taking into consideration the views held by the investment community on important matters of governance. As a result, the Board is proposing to expand the rights of our stockholders; but to do so, we need your approval on several amendments to our corporate documents.

These proposals are critical to our growth strategy, so please vote today! You do not need to join us at the Special Meeting to cast your vote. You can vote online in just a few minutes. Your support is extremely important, no matter how many or how few shares you own.
The virtual Special Meeting of Tilray’s Stockholders will be held on Thursday, July 29th, 2021 at 11:00 a.m., Eastern Time, conducted via live audio webcast. You will be able to attend if you wish by visiting https://www.virtualshareholdermeeting.com/TRLY2021SM2.
In any event, please submit the enclosed proxy to have your shares voted promptly, whether or not you plan to attend the Special Meeting. You may submit your proxy online, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction form regarding each of these voting options.
If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at [•] toll-free in the U.S. and Canada, or [•] or by email at [•].
WE ARE GRATEFUL FOR YOUR CONTINUED SUPPORT AND WILL WORK EVERYDAY TO TAKE FULL ADVANTAGE OF ALL OPPORTUNITIES TO ENHANCE LONG-TERM VALUE.
Thank you for your interest and investment in Tilray, Inc.
Sincerely,
Irwin D. Simon,
Chairman and Chief Executive Officer

TILRAY, INC.
655 MADISON AVENUE 19TH FLOOR NEW YORK NY 10065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, July 29, 2021
The Special Meeting of Stockholders of Tilray, Inc., a Delaware corporation (the “Company”), will be held online on Thursday, July 29, 2021 at 11:00 a.m. Eastern Time. There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at https://www.virtualshareholdermeeting.com/TRLY2021SM2. To participate in the Special Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Items of business at the Special Meeting will be to consider and to vote on proposals to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to:
1.	Increase the number of shares of common stock we are authorized to issue from 743,333,333 shares of capital stock to 990,000,000 shares of capital stock;
2.	Elect not to be governed by Section 203 of Delaware General Corporation Law;
3.	Permit stockholders of the Company to take action by written consent;
4.	Approve four sub-proposals related to other governance changes to the Certificate of Incorporation:
a) Eliminate the dual structure of Class 1 Common Stock and Class 2 Common Stock, and instead authorize the issuance of two classes of stock of the Company: (i) Common Stock and (ii) Preferred Stock,
b) Declassify the board of directors of the Company and provide that all such directors will be elected at each annual meeting of stockholder,
c) Remove limitations on the corporate opportunity doctrine, which generally provides that officers and directors may not divert to themselves or their affiliates any business opportunity presented to, or otherwise rightfully belonging to, the Company, and
d) Provide that the directors of the Company may be removed with or without cause at any time by the holders of a majority of the voting power of the Company’s then-outstanding shares of capital stock, subject to the rights of holders of Preferred Stock;
5.
Effect other changes to the Certificate of Incorporation to eliminate certain provisions related to the Company’s prior status as a “controlled company,” which are no longer applicable and to make other administrative and conforming amendments and changes as necessary in light of the foregoing proposals.

Additional items of business at the Special Meeting will be to consider and to vote on proposals to:
6.
Approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt any of the above proposals; and

7.	Transact other business that may properly come before the Special Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Special Meeting is June 22, 2021. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof.
By Order of the Board of Directors,

/s/ Dara Redler

Dara Redler Interim Chief Legal Officer and Corporate Secretary
New York, NY
June [•], 2021

You are cordially invited to attend the meeting virtually via the following internet link: https://www.virtualshareholdermeeting.com/TRLY2021SM2. Whether or not you expect to attend the meeting virtually, please complete, date, sign and return the enclosed proxy, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person by attending the meeting virtually.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held Virtually on July 29, 2021 at 11:00 a.m. Eastern Time by visiting www.proxyvote.com.

The proxy statement is available electronically at www.proxyvote.com

TILRAY, INC.
655 MADISON AVENUE 19TH FLOOR
NEW YORK, NY 10065
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JULY 29, 2021
QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND SPECIAL MEETING
Why am I receiving these Proxy Materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Tilray, Inc. (sometimes referred to as the “Company,” “Tilray,” “we,” “us” or “our”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy through the internet.
We intend to mail these proxy materials on or about June [•], 2021 to all stockholders of record entitled to vote at the Special Meeting.
How Do I Attend the Special Meeting?
The Special Meeting will be held “virtually” through an audio webcast on Thursday, July 29th at 11:00 a.m. Eastern Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast available to Stockholders who may participate by logging in at https://www.virtualshareholdermeeting.com/TRLY2021SM2. To participate in the Special Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Information on how to vote by “virtually” attending the Special Meeting is discussed below.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on June 22, 2021 will be entitled to vote at the Special Meeting. On this record date, there were [•] shares of Class 2 common stock (the “common stock”) outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on June 22, 2021, your shares were registered directly in your name with Tilray’s transfer agent, Philadelphia Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote by virtually attending the meeting or vote by proxy. Whether or not you plan to attend the meeting virtually, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on June 22, 2021, your shares were held not in your name but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Special Meeting via the following link: https://www.virtualshareholdermeeting.com/TRLY2021SM2. However, since you are not the stockholder of record, you may not vote your shares via the link at the meeting unless you request and obtain a legal proxy from your broker, bank or other agent.

What am I Voting On?
Items of business at the Special Meeting will be the following to consider and vote on proposals to amend the Company’s Amended and Restated Certificate of Incorporation1 (the “Certificate of Incorporation”) to:
1.	Increase the number of shares of common stock we are authorized to issue from 743,333,333 shares of capital stock to 990,000,000 shares of capital stock (“Authorized Shares Proposal”).
2.	Elect not to be governed by Section 203 of Delaware General Corporation Law (the “DGCL”) (“Opt-Out Proposal”).
3.	Permit stockholders of the Company to take action by written consent (“Act by Written Consent Proposal”).
4.	Approve four sub-proposals related to other governance changes to the Certificate of Incorporation (collectively, the “Governance Proposals”):
a) Eliminate the dual structure of Class 1 Common Stock and Class 2 Common Stock, and instead authorize the issuance of two classes of stock of the Company: (i) Common Stock and (ii) Preferred Stock;
b) Declassify the board of directors of the Company and provide that all such directors will be elected at each annual meeting of stockholders;
c) Remove limitations on the corporate opportunity doctrine, which generally provides that officers and directors may not divert to themselves or their affiliates any business opportunity presented to, or otherwise rightfully belonging to, the Company; and
d) Provide that the directors of the Company may be removed with or without cause at any time by the holders of a majority of the voting power of the Company’s then-outstanding shares of capital stock, subject to the rights of holders of Preferred Stock.
5.
Effect other changes to the Certificate of Incorporation to eliminate certain provisions related to the Company’s prior status as a “controlled company,” which are no longer applicable and to make other administrative and conforming amendments and changes as necessary in light of the foregoing proposals (“Conforming Amendments Proposal”).

Additionally, you are voting on the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt any of the above proposals (“Adjournment Proposal”).
What if another matter is properly brought before the Special Meeting?
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
a.	“FOR” the following amendments of the Certificate of Incorporation:
1.	“FOR” the Authorized Shares Proposal;
2.	“FOR” the Opt-Out Proposal;
3.	“FOR” the Act by Written Consent Proposal;
4.	“FOR” the Governance Proposals;
5.	“FOR” the Conforming Amendments Proposal; and
b.	“FOR” the Adjournment Proposal.
1 Taking into account the Certificate of Retirement filed with the State of Delaware Secretary of State on October 1, 2020, which reduced the total authorized number of shares of the capital stock of the Company by 16,666,667.

How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by “virtually” attending the Special Meeting (via the following link: https://www.virtualshareholdermeeting.com/TRLY2021SM2, vote by proxy through the internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy cards. Your internet vote must be received by 11:59 PM, prevailing time, on [•], 2021 to be counted.

•	To vote by phone 1-800-690-6903.
•	To vote by “virtually” attending the Special Meeting, login to the link: https://www.virtualshareholdermeeting.com/TRLY2021SM2, and follow the instructions provided.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, these proxy materials along with a voting instruction form are being provided by that organization rather than Tilray. Follow the instructions in such voting instruction form to ensure that your vote is counted. To vote by “virtually” attending the Special Meeting, you must obtain a “legal proxy” from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How Many Votes Do I Have?
On each matter to be voted upon, you have one (1) vote for each share of Class 2 common stock you own as of June 22, 2021. The Class 2 common stock will vote together as a single class on all proposals described in this Proxy Statement.
What is the quorum requirement for the Special Meeting?
A quorum of stockholders is necessary to hold a valid meeting.
A quorum will be present if holders of shares representing one-third of the voting power of the outstanding shares of Class 2 common stock entitled to vote are present at the Special Meeting or represented by proxy. On each matter to be voted upon, you have one (1) vote for each share of Class 2 common stock you own as of June 22, 2021. The Class 2 common stock will vote together as a single class on all proposals described in this Proxy Statement. On the record date, there were [•] shares of Class 2 common stock. Thus, the holders of shares representing an aggregate of [•] votes must be present or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the virtual Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of shares representing a majority of the voting power present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.
What is an abstention?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against Proposals 1-5 and will have no effect on Proposal 6.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted “FOR” Proposals 1-5, and “FOR” Proposal 6, if necessary or appropriate, to permit further solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of Proposals 1-5.
In addition, if any other matters are properly brought before the Special Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner and hold your shares in street name and do not provide your bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote for your shares for Proposals 2, 3, 4, 5, 6 or 7 without your instructions.
If you are beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by phone or at the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” Proposals 1-6. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, representatives, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy through the internet.
•	You may send a timely written notice that you are revoking your proxy to Tilray’s Corporate Secretary at 655 Madison Avenue, 19th Floor, New York, NY 10065.
•	You may “virtually” attend the Special Meeting and vote. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What are “Broker Non-Votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under applicable rules, the broker, bank or other nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.
Proposal Number	Proposal Name	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Authorized Shares Proposal	“FOR” votes from the holders of the majority of the voting power of shares outstanding and entitled to vote.	Will have the same effect as a vote “Against”	Will have the same effect as a vote “Against”
2	Opt-Out Proposal	“FOR” votes from the holders of the majority of the voting power of shares outstanding and entitled to vote.	Will have the same effect as a vote “Against”	Will have the same effect as a vote “Against”
3	Act by Written Consent Proposal	“FOR” votes from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares outstanding and entitled to vote.	Will have the same effect as a vote “Against”	Will have the same effect as a vote “Against”

Proposal Number	Proposal Name	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
4	Governance Proposals	“FOR” votes from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares outstanding and entitled to vote.	Will have the same effect as a vote “Against”	Will have the same effect as a vote “Against”
5	Conforming Amendments Proposal	“FOR” votes from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares outstanding and entitled to vote.	Will have the same effect as a vote “Against”	Will have the same effect as a vote “Against”
6	Adjournment Proposal	“FOR” votes from the holders of the majority of shares of the voting power present or represented by proxy.	None	None
How can I contact the Company’s transfer agent?
You may contact our transfer agent by writing to Philadelphia Stock Transfer, Inc., 2320 Haverford Road, Suite 230, Ardmore, PA 19003. You may also contact our transfer agent via email at bwinterle@philadelphiastocktransfer.com or by telephone at (484) 416-3124.
Where can I find the voting results of the Special Meeting?
Preliminary voting results may be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of future proxy materials, you may contact your broker or Tilray as follows:
Tilray, Inc.
Attn: Dara Redler, Corporate Secretary
655 Madison Avenue, 19th Floor
New York, NY 10065
or
contact Raphael Gross at 203 682 8253.
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL 1

AUTHORIZED SHARES PROPOSAL
General
The Board has unanimously approved an amendment (the “Authorized Shares Proposal”) to the Certificate of Incorporation to increase the number of authorized shares of capital stock from 743,333,333 to 990,000,000, consisting of 980,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. The Authorized Shares Proposal only increases the number of authorized shares of common stock and will not change the number of authorized shares of preferred stock.
The additional shares of common stock authorized for issuance by the Authorized Shares Proposal would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding. The Company’s stockholders do not have preemptive rights with respect to its common stock and accordingly, should the Board elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.
Provided the stockholders approve the Authorized Shares Proposal, the increased number of shares would be authorized for issuance but would remain unissued until such time as the Board approves a specific issuance of such shares. Other than future issuances under the Company’s equity compensation plans, the Company currently has no plans or arrangements to issue the additional authorized shares of common stock that will result in the event that the Company’s stockholders approve, and the Company implements, the Authorized Shares Proposal.
The description of the Authorized Shares Proposal amendment to the Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article IV in the Certificate of Incorporation and attached as Appendix A2. Additions are indicated by underlining, and deletions are indicated by strike-throughs. However, the text of the Authorized Shares Proposal is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as deemed necessary and advisable to effect the Authorized Shares Proposal. The Board reserves its right to elect not to proceed with and abandon the Authorized Shares Proposal if it determines, in its sole discretion at any time, that this proposal is no longer in the best interests of our stockholders.
If we fail to obtain stockholder approval of this proposal at the Special Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meetings of stockholders until such approval has been obtained and we will incur the costs associated therewith.
The Authorized Shares Proposal amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Special Meeting if our stockholders approve the Authorized Shares Proposal.
Background
The Certificate of Incorporation currently authorizes the issuance of up to 743,333,333 shares of capital stock, of which (a) 233,333,333 shares were classified as Class 1 Common Stock, (b) 500,000,000 shares were classified as Class 2 Common Stock and (c) 10,000,000 shares were classified as preferred stock. On October 1, 2020, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware (the “Certificate of Retirement”) indicating that all outstanding shares of Class 1 Common Stock had been automatically converted into shares of Class 2 Common Stock and that 16,666,667 shares of Class 1 Common Stock were retired. Following the filing of the Certificate of Retirement, the Company may not issue any share of Class 1 Common Stock.
As of the close of business on June 22, 2021, there were approximately [•] shares of Class 2 Common Stock issued and outstanding, no preferred stock issued and outstanding, and [•] shares of Class 2 Common Stock reserved for issuance pursuant to outstanding option awards and other equity compensation awards, meaning that we presently have [•] authorized shares available for issuance.
Purpose of the Proposal
The Board believes it is in the best interest of the Company and its stockholders to have a greater number of authorized shares of common stock to provide the Company with flexibility to issue shares of common stock for any
2
For ease of presentation, the edits reflected in Appendix A do not take into account the Certificate of Retirement filed with the State of Delaware Secretary of State on October 1, 2020, which reduced the total authorized number of shares of the capital stock of the Company by 16,666,667.

proper corporate purpose, which could include strategic investments, strategic partnership arrangements, awards or grants under employee equity incentive plans, equity based financing to support the execution of the Company’s business strategy, or other general purposes.
The availability of additional authorized shares of common stock would enhance the business and financial flexibility and allow the Company to execute any of these transactions in the future without the possible delays and significant expense of obtaining additional shareholder approval, except as may be required in particular cases by the Certificate of Incorporation, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed.
The Board believes that additional authorized shares of capital stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company. We anticipate that having additional flexibility will allow us to pursue our strategic objectives, in addition to allowing us to provide equity incentives to our employees in order to attract, retain and motivate key talent.
Rights of Additional Authorized Shares
Any newly authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The amendment will not affect the rights of current holders of common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.
Effects of the Proposal
Adoption of the Authorized Shares Proposal will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Board has no current plan, arrangement, commitment or understanding to issue shares from the additional authorized shares provided by the Authorized Shares Proposal. However, any future issuance of additional authorized shares of our common stock, at the future direction of the Board, generally without the requirement of stockholder approval (unless specifically required by applicable law or Nasdaq regulation) may, among other things, dilute the earnings per share of common stock and the equity and voting rights of those holding common stock at the time such additional shares are issued.
Potential Anti-Takeover Effects
The Authorized Shares Proposal could adversely affect the ability of third parties to effect a takeover or a change in control by, for example, permitting issuances that would dilute the ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction that the Board determines is not in our best interests or in the best interests of our stockholders. The Board’s ability to issue substantial amounts of common stock without the need for stockholder approval, except as may be required by law or regulation, upon such terms and conditions as our Board may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to a change in control or to dilute the stock ownership of stockholders seeking to obtain control of the Company. The issuance of common stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. Our Board, however, does not intend or view the Authorized Shares Proposal as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.
Appraisal Rights
Pursuant to the DGCL, stockholders are not entitled to appraisal rights with respect to the Authorized Shares Proposal.
Required Vote
Approval of the Authorized Shares Proposal amendment to the Certificate of Incorporation requires the affirmative “FOR” vote of at least a majority of the voting power of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AUTHORIZED SHARES PROPOSAL.

PROPOSAL 2

OPT-OUT PROPOSAL
Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless (1) prior to such time, the board of directors of such corporation approves the transaction by which that the person becomes an interested stockholder, (2) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of such corporation at the time the transaction commenced (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the business combination is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder and an “interested stockholder” means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person. The terms “affiliate,” “associate,” and “person” are each defined in Section 203 of the DGCL.
The Company is currently subject to Section 203 of the DGCL.
The description of the Opt-Out Proposal amendment to the Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article XII in the Certificate of Incorporation and attached as Appendix A. Additions are indicated by underlining, and deletions are indicated by strike-throughs.
If our stockholders approve the Opt-Out Proposal, we intend to file a Certificate of Amendment with the Secretary of State of the State of Delaware promptly following the Special Meeting. The provision expressly electing not to be governed by Section 203 of the DGCL will not be effective until 12 months after the effectiveness of the Certificate of Amendment. Until such time, we will be subject to the restrictions set forth in Section 203 of the DGCL.
Purpose of the Proposal
Opting out of Section 203 of the DGCL will allow the Board to review, evaluate and respond to stockholder ownership and related overtures and dialogue regarding possible business combinations as they are made, and eliminate the need for the Board to prospectively make any determinations about a significant stockholder’s motives or future plans. Additionally, opting out of Section 203 of the DGCL will remove any chilling effect such statute may have on stock ownership of the Company and facilitate candid and fluid stockholder engagement that is not subject to the restrictions of the statute, thereby enabling potential value creation for the stockholders of the Company. The Board and the Nominating and Corporate Governance Committee determined that it would be advisable and in the best interests of the Company and our stockholders to undertake the amendments described in this proposal.
Required Vote
Approval of the Opt-Out Proposal amendment to the Certificate of Incorporation requires the affirmative “FOR” vote of at least a majority of the voting power of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE OPT-OUT PROPOSAL.

PROPOSAL 3

ACT BY WRITTEN CONSENT PROPOSAL
Under Section 228 of the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent, in writing or by electronic transmission, to the action is signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Currently, our stockholders do not have the ability to act by written consent.
The description of the Act by Written Consent Proposal amendment to the Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article VI in the Certificate of Incorporation and attached as Appendix A. Additions are indicated by underlining, and deletions are indicated by strike-throughs. Currently, Article VI(B) prohibits our stockholders from taking any action by written consent. As reflected in Appendix A, this restriction is being deleted from the Certificate of Incorporation.
The Act by Written Consent Proposal amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Special Meeting if our stockholders approve the Act by Written Consent Proposal.
Purpose of the Proposal
Taking action by written consent in lieu of a meeting is a means stockholders can use to raise important matters outside the normal annual meeting cycle. After continued evaluation of our corporate governance practices and careful consideration of views held by the investment community, the Board and the Nominating and Corporate Governance Committee determined that it would be advisable and in the best interests of the Company and our stockholders to undertake the amendments described in this proposal.
Required Vote
Approval of the Act by Written Consent Proposal amendment to the Certificate of Incorporation requires the affirmative “FOR” vote from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares outstanding and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL TO ACT BY WRITTEN CONSENT PROPOSAL.

PROPOSAL 4

GOVERNANCE PROPOSALS
After continued evaluation of our corporate governance practices and careful consideration of views held by the investment community, the Board and the Nominating and Corporate Governance Committee determined that it would be advisable and in the best interests of the Company and our stockholders to undertake the amendments described in this proposal. There are four sub-proposals comprising the Governance Proposals amendment to the Certificate of Incorporation as described below.
The description of the Governance Proposals amendment to the Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article IV, Article VI(A)(2), Article VI(A)(3) and Article VII in the Certificate of Incorporation and attached as Appendix A. Additions are indicated by underlining, and deletions are indicated by strike-throughs.
The Governance Proposals amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Special Meeting if our stockholders approve the Governance Proposals.
Authorized Classes of Stock
All of the Class 1 Common Stock has previously converted to Class 2 Common Stock. The proposed amendments to the Certificate of Incorporation eliminate remaining references to the dual structure of Class 1 Common Stock and Class 2 Common Stock. Instead, the Certificate of Incorporation provides that the Company is authorized to issue two classes of stock, consisting of common stock and “blank check” preferred stock. Upon the effectiveness of the Certificate of Incorporation, each share of the Class 2 Common Stock outstanding immediately prior to the effectiveness of the Certificate of Incorporation, will be renamed as and become one share of common stock.
Purpose of the Proposal
In light of all of the outstanding Class 1 Common Stock having converted to Class 2 Common Stock, additional amendments to the Certificate of Incorporation are appropriate to eliminate references to the dual common stock structure of Class 1 Common Stock and Class 2 Common Stock, and instead authorize the issuance of two classes of stock of the Company - common stock and preferred stock, with the name of the existing Class 2 Common Stock being changed to “common stock.”
Declassification of Board
Currently, the Certificate of Incorporation provides that the Board is divided into three classes, with each class serving a staggered three-year term, and only one class being eligible for re-election each annual meeting. Specifically:
•	The directors designated as Class I directors have terms expiring at the 2022 annual meeting of stockholders;
•	The directors designated as Class II directors have terms expiring at the 2023 annual meeting of stockholders; and
•	The directors designated as Class III directors have terms expiring at the 2021 annual meeting of stockholders.

Our current Board members and their respective designation is as follow:
Name	Director Class	Term Ends
Irwin D. Simon	Class II	2023
Jodi Butts	Class III	2021
David Clanachan	Class II	2023
John M. Herhalt	Class I	2022
David Hopkinson	Class III	2021
Brendan Kennedy	Class I	2022
Thomas Looney	Class III	2021
Renah Persofsky	Class II	2023
Walter Robb	Class I	2022
Purpose of the Proposal
Our Board considered the classified board structure compared to an annual voting standard for the election of directors, analyzed current corporate governance trends, and evaluated the appropriateness of a classified Board in light of our overall corporate governance structure and ongoing stockholder engagement efforts. In connection with this review our Board considered the advantages of maintaining the classified board structure as well as the advantages of declassifying the Board. The advantages of the classified board structure include that a classified board structure may promote board continuity, encourage a long-term perspective by management and the Board, and provide protection against certain abusive takeover tactics. While our Board believes that these are important considerations, our Board also understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders and encourage directors to focus on stockholder interests. Furthermore, the Board recognizes that stockholders of public companies are generally supportive of shifting from classified boards to the annual election of directors. In addition, our Board believes this amendment better aligns our governance with what is considered to be a best practice in corporate governance by the investor community.
Upon the recommendation of the Nominating and Corporate Governance Committee of our Board, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to eliminate the classified structure of the Board and to provide for the annual election of all directors.
Impact of the Proposal - Annual Elections of Directors
As discussed above, our Certificate of Incorporation currently provides for a “classified” board structure, which means that our Board is divided into three classes, with each class elected every three years. Under this classified board structure, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year.
The Governance Proposals would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Special Meeting if our stockholders approve the Governance Proposals. As a result, if this proposal is approved, each of the nine members of the current Board will stand for re-election at the next annual meeting of our stockholders and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, or removal from office.
Elimination of Corporate Opportunity Doctrine Limitations
Under Section 144 of the DGCL, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable solely because of such interest, provided that one of the following conditions is met: (i) obtaining majority approval in good faith of the disinterested directors following full disclosure of the material facts; (ii) obtaining majority approval in good faith by the stockholders following full disclosure of the material facts; or (iii) the transaction is fair to the corporation. Under Section 122(17) of the DGCL, every corporation has the ability to renounce in its certificate of incorporation or by board action any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specific business opportunities that are presented to the corporation or to the officers, directors or stockholders. The current Certificate of Incorporation provides that the Company renounces any interest or expectancy of the Company or any of its affiliated companies in, or in being offered an opportunity to participate in, any “dual opportunity” (as defined in the current Certificate of Incorporation) about which a “dual role person” (as defined in the current Certificate of Incorporation) acquires knowledge.
Purpose of the Proposal
The removal of the corporate opportunity doctrine provisions will ensure that directors, officers and controlling stockholders will not be able to take advantage of opportunities beneficial to the Company for themselves without first disclosing the opportunity to the Board and giving the Board the opportunity to decline the opportunity on behalf of the Company.
Removal of Directors
In the case of a corporation with a classified board of directors, stockholders may remove a director only for cause, unless the certificate of incorporation otherwise. Currently, any individual director or directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all then-outstanding shares of capital stock of Tilray entitled to vote generally at an election of directors.
Purpose of the Proposal
Under the DGCL, directors serving on a classified board may be removed by stockholders only for cause (unless otherwise provided in the certificate of incorporation), while directors serving on a non-classified board may be removed by stockholders with or without cause. Thus, the proposed amendments if approved by our stockholders will also give our stockholders the ability to remove a director from the Board without cause beginning at next annual meeting of stockholders when the Board is fully declassified.
The Board believes that allowing the removal of directors from the Board with or without cause is appropriate because such changes will increase director accountability to stockholders and allow stockholders the ability to influence corporate governance policies and will further hold the Board and management of the Company accountable for implementing these policies. In addition, if the classified board structure is removed so that directors are elected to one-year terms, DGCL does not permit provisions specifying that directors may be removed only for cause.
Required Vote
Approval of the Governance Proposals requires the affirmative “FOR” vote from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares outstanding and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE GOVERNANCE PROPOSALS

PROPOSAL 5

CONFORMING AMENDMENTS PROPOSAL
Until recently, we were a “controlled company,” and as such our Certificate of Incorporation included several provisions which are no longer applicable. In addition, this proposal implements certain other administrative and conforming amendments and changes to the Certificate of Incorporation as necessary in light of the foregoing proposals.
The description of the Conforming Amendments Proposal amendment to the Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article IV and other minor references in the Certificate of Incorporation and attached as Appendix A. Additions are indicated by underlining, and deletions are indicated by strike-throughs.
The Conforming Amendments Proposal amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Special Meeting if our stockholders approve the Conforming Amendments Proposal.
Purpose of the Proposal
The proposed amendments provide for certain other changes, including eliminating certain provisions related to its prior status as a “controlled company” within the meaning of the listing rules of Nasdaq, which are no longer applicable. In addition, the Certificate of Incorporation being amended and restated in its entirety, will require moving certain provisions to other articles or sections of the certificate and changing the wording of various provisions. Additional amendments to the Certificate of Incorporation are appropriate to eliminate obsolete language that is no longer be applicable and to make such other changes that are more appropriate for an established public company.
Required Vote
Approval of the Conforming Amendments Proposal amendment to the Certificate of Incorporation requires the affirmative “FOR” vote from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares outstanding and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE CONFORMING AMENDMENTS PROPOSAL.

PROPOSAL 6

ADJOURNMENT PROPOSAL
If at the Special Meeting, the number of shares of common stock present or represented and voting in favor of one or more of the prior proposals is insufficient to approve such proposal, our management may move to adjourn the Special Meeting in order to enable our Board to continue to solicit additional proxies in favor of such proposals. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not on any other proposals.
In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposals 1-5, including the solicitation of proxies from stockholders that have previously voted against the proposal. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against Proposals 1-5 have been received, we could adjourn, postpone or continue the Special Meeting without a vote on Proposals 1-5 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposals 1-5.
Required Vote
Approval of any adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1-5 requires the affirmative “FOR” vote of a majority of the voting power present or represented by proxy. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have no effect on this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our capital stock as of June [•], 2021, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class 2 common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of shares beneficially owned shown in the table is based on shares of Class 2 Common Stock outstanding as of June [•], 2021. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including stock options or warrants that are exercisable within 60 days of June [•], 2021 or restricted stock units that will vest within 60 days of June [•], 2021. Our shares of Class 2 common stock issuable pursuant to stock options, warrants or restricted stock units are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class 2 Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Tilray, Inc., 655 Madison Avenue, 19th Floor, New York, NY 10065.
Class 2 Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% stockholders:
Directors and Named Executive Officers:
Irwin D. Simon	[•]	[•]
Renah Persofsky	[•]	[•]
Jodi Butts	[•]	[•]
David Clanachan	[•]	[•]
John M. Herhalt	[•]	[•]
David Hopkinson	[•]	[•]
Brendan Kennedy	[•]	[•]
Tom Looney	[•]	[•]
Walter Robb	[•]	[•]
Carl Merton	[•]	[•]
Denise Faltischek	[•]	[•]
Jim Meiers	[•]	[•]
All current executive officers and directors as a group (12 individuals)	[•]	[•]
*	Represents less than one percent

OTHER BUSINESS
The Company knows of no other matters to be voted on at the Special Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.
It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
Company Website
We maintain a website at https://www.tilray.com/. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.
By Order of the Board of Directors

/s/ Dara Redler

Dara Redler Interim Chief Legal Officer and Corporate Secretary
New York, NY
June [•], 2021

Appendix A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TILRAY, INC.
~~BRENDAN KENNEDY hereby certifies that:~~
The undersigned, for the purposes of amending and restating the certificate of incorporation of Tilray, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
ONE: The ~~date of filing the~~ original certificate of incorporation of the Corporation (the “Original Certificate ~~of Incorporation of this corporation~~”) was filed with the Secretary of State of the State of Delaware ~~was~~on January 24, 2018, thereby causing the Corporation to become organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
~~TWO: He is the duly elected and acting President and Chief Executive Officer of Tilray, Inc., a Delaware corporation.~~
TWO: The amended and restated certificate of incorporation of the Corporation (the “First Amended and Restated Certificate”), which amended and restated in its entirety the Original Certificate, was filed with the Secretary of State of the State of Delaware on July 23, 2018.
THREE: The amended and restated certificate of incorporation of the Corporation (the “Second Amended and Restated Certificate”), which amended and restated in its entirety the First Amended and Restated Certificate, was filed with the Secretary of State of the State of Delaware on December 12, 2019.
FOUR: The certificate of retirement of Class 1 common stock of the Corporation (together with the Second Amended and Restated Certificate, the “Existing Certificate”), which amends certain provisions of the Second Amended and Restated Certificate, was filed with the Secretary of State of the State of Delaware on October 1, 2020.
FIVE: This third amended and restated certificate of incorporation of the Corporation (this “Third Amended and Restated Certificate of Incorporation”), which both amends and restates the Existing Certificate, has been duly adopted in accordance with the provisions of Section 242 and Section 245 of the DGCL.
SIX: This Third Amended and Restated Certificate of Incorporation shall become effective at the time of filing with Secretary of State of Delaware.
~~THREE~~SEVEN: The ~~Amended and Restated~~text of the Existing Certificate ~~of Incorporation of this corporation currently in effect~~ is hereby amended and restated in its entirety to read as follows:
I.~~I.~~
The name of ~~this corporation shall be TILRAY, INC. (the “Company”)~~the Corporation is Tilray, Inc.
II.~~II.~~
The address of the registered office of the ~~Company~~Corporation in the State of Delaware is ~~to be~~ 251 Little Falls Drive, Wilmington, ~~DE~~Delaware 19808, County of New Castle and the name of the registered agent of the ~~Company~~Corporation in the State of Delaware at such address is Corporation Service Company.
~~III.~~
III.
The purpose of the ~~Company~~Corporation is to engage in any lawful act or activity for which ~~a corporation~~ corporations may be organized under the ~~General Corporation Law of the State of Delaware (“~~DGCL~~”)~~.
IV.~~IV.~~
~~A. The Company is authorized to issue three classes of stock to be designated, respectively, “Class 1 Common Stock,” “Class 2 Common Stock,” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is Seven Hundred Sixty Million (760,000,000) shares of which Two Hundred Fifty Million~~

~~(250,000,000) shall be Class 1 Common Stock (the “Class 1 Common Stock”), Five Hundred Million (500,000,000) shares of which shall be Class 2 Common Stock (the “Class 2 Common Stock” and together with the Class 1 Common Stock, the “Common Stock”), and Ten Million (10,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share, the Class 1 Common Stock shall have a par value of $0.0001 per share, and the Class 2 Common Stock shall have a par value of $0.0001 per share.~~
The aggregate number of shares which the Corporation shall have authority to issue is 990,000,000 shares, par value $0.0001 per share, consisting of:
  A. 980,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”); and
  B. 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Common Stock.
  (1) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other.
  (2) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the DGCL, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the board of directors of the Corporation (the “Board of Directors”) out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation.
  (3) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him or her, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Certificate of Designation for any series of Preferred Stock.
~~B. The number of authorized shares of Class 1 Common Stock, Class 2 Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of Class 1 Common Stock, Class 2 Common Stock, or Preferred Stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, Class 1 Common Stock or Class 2 Common Stock unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock (a “Certificate of Designation”).~~
~~C. The~~ Preferred Stock ~~authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The~~. Authority is hereby vested in the Board of Directors ~~is hereby expressly authorized~~ to provide for the ~~issue of all or any of the shares of the~~ issuance of Preferred Stock in one or more series~~,~~ and ~~to fix~~ in connection therewith to fix by resolution providing for the issue of such series out of unissued shares of Preferred Stock, the number of shares ~~and to determine or alter for each~~of such series, ~~such~~the designation thereof, the powers (including voting powers, full or limited, or no voting powers), ~~and such designation,~~the preferences~~,~~ and relative~~,~~ participating, optional~~,~~ or other ~~rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be~~special rights thereof, and the qualifications and limitations thereon, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the DGCL. ~~The Board of Directors is also expressly authorized to increase or decrease the number of~~ Except as expressly provided in the Certificate of Designation for any series of Preferred Stock, any shares of any series ~~subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.~~ of Preferred Stock purchased, exchanged, converted, or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors.
~~D. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:~~
  ~~1. Definitions. For purposes of this Article IV(D), the following definitions shall apply:~~
    ~~(a) “Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Company’s Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Company’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Company), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Company and any direct or indirect subsidiary or subsidiaries of the Company shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Company with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company and more than fifty percent (50%) of the total number of outstanding shares of the Company’s capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Company immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Company, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Company immediately prior to the transaction; and (iii) the recapitalization, liquidation, dissolution, or other similar transaction involving the Company, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company and more than fifty percent of the total number of outstanding shares of the Company’s capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Company immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Company, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Company immediately prior to the transaction.~~
    ~~(b) “Disability” means permanent and total disability such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months as determined by a licensed medical practitioner. In the event of a dispute whether the Founder has suffered a Disability, no Disability of the Founder shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.~~
    ~~(c) “Distribution” means (i) any dividend or distribution of cash, property or shares of the Company’s capital stock; and (ii) any distribution following or in connection with any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”).~~
    ~~(d) Reserved.~~
    ~~(e) “Family Member” shall mean with respect to any Qualified Stockholder who is a natural person, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such Qualified Stockholder or such Qualified Stockholder’s spouse or domestic partner.~~

    ~~(f) “Final Conversion Date” means 5:00 p.m. in New York City, New York on the first Trading Day falling after the date on which, at all times on such date, the outstanding shares of Class 1 Common Stock represent less than ten percent (10%) of the aggregate number of shares of the then outstanding Class 1 Common Stock and Class 2 Common Stock.~~
    ~~(g) “Founder” means any of the following individuals: (i) Brendan Kennedy, (ii) Michael Blue, or (iii) Christian Groh.~~
  (4) Upon the effectiveness of this Third Amended and Restated Certificate of Incorporation, and without any further action by any stockholder, each share of Class 2 common stock of the Corporation outstanding immediately prior to the effectiveness of this Third Amended and Restated Certificate of Incorporation shall be renamed as and shall become one share of Common Stock.
    ~~(h) “IPO” means the Company’s first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company.~~
    ~~(i) Reserved.~~
    ~~(j) “Permitted Entity” shall mean, with respect to a Qualified Stockholder, any corporation, partnership or limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to all shares of Class 1 Common Stock held of record by such corporation, partnership or limited liability company, as the case may be.~~
    ~~(k) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class 1 Common Stock:~~
      ~~(i) by a Founder to the trustee of a Permitted Trust of such Founder;~~
      ~~(ii) by the trustee of a Permitted Trust of a Founder to such Founder or the trustee of any other Permitted Trust of such Founder;~~
      ~~(iii) by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or~~
      ~~(iv) by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity of such Qualified Stockholder.~~
    ~~(l) “Permitted Transferee” shall mean a transferee of shares of Class 1 Common Stock received in a Transfer that constitutes a Permitted Transfer.~~
    ~~(m) “Permitted Trust” shall mean a bona fide trust for the benefit of a Founder, Family Members of such Founder or a Qualified Charity, in each case so long as such Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class 1 Common Stock held by such trust.~~
    ~~(n) “Qualified Charity” shall mean a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.~~
    ~~(o) “Qualified Stockholder” shall mean (i) a Founder and (ii) a Permitted Transferee.~~
    ~~(p) “Securities Exchange” means, at any time, the registered national securities exchange on which the Company’s Class 2 Common Stock is then principally listed or traded, which shall be either the New York Stock Exchange or Nasdaq Global Select Market (or similar national quotation system of the Nasdaq Stock Market) (“Nasdaq”) or any successor or other exchange of either the New York Stock Exchange or Nasdaq.~~
    ~~(q) “Trading Day” means any day on which the Securities Exchange is open for trading.~~
    ~~(r) “Transfer” of a share of Class 1 Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class 1 Common Stock to a broker or other nominee (regardless of whether there~~

~~is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV(D):~~
      ~~(i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; or~~
      ~~(ii) the pledge of shares of Class 1 Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer.”~~
~~A “Transfer” shall also be deemed to have occurred with respect to a share of Class 1 Common Stock beneficially held by (1) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity; (2) the trustee of a Permitted Trust, if there occurs any act or circumstance that causes such trust to no longer be a Permitted Trust; (3) an entity that is a Permitted Transferee, if there occurs any act or circumstance that causes the transferring Qualified Stockholder to no longer have sole dispositive power and exclusive Voting Control with respect to the shares held by such Permitted Transferee; or (4) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the closing of the IPO, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the closing of the IPO, holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.~~
    ~~(s) “Voting Control” shall mean, with respect to a share of Class 1 Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.~~
V.
  ~~2. Rights relating to Distributions, Subdivisions, Combinations and Change of Control.~~
    ~~(a) Any Distributions paid or payable to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of stock treated adversely, voting separately as a class; provided, however, that in the event a Distribution is paid in the form of Class 1 Common Stock or Class 2 Common Stock (or any option, warrant, conversion right or contractual right of any kind to acquire shares of the Company’s Class 1 Common Stock or Class 2 Common Stock), then the holders of the Class 1 Common Stock shall receive Class 1 Common Stock (or any option, warrant, conversion right or contractual right of any kind to acquire shares of the Company’s Class 1 Common Stock) and holders of Class 2 Common Stock shall receive Class 2 Common Stock (or any option, warrant, conversion right or contractual right of any kind to acquire shares of the Company’s Class 2 Common Stock).~~
    ~~(b) If the Company in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of each other such class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such class of Common Stock, each voting separately as a class.~~
    ~~(c) In connection with any Change in Control Transaction, shares of Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class 1 Common Stock and Class 2 Common Stock, each voting separately as a class. Any merger or consolidation of the Company with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class 1 Common Stock and Class 2 Common Stock, each voting separately as a class, unless (i) the shares of Class 1 Common Stock and Class 2 Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class 1 Common Stock and Class 2 Common Stock, respectively.~~

  ~~3. Voting Rights.~~
    ~~(a) Common Stock. Each holder of shares of Class 1 Common Stock shall be entitled to ten (10) votes for each share thereof held. Each holder of shares of Class 2 Common Stock shall be entitled to one (1) vote for each share thereof held. Except as otherwise provided by law or in this Amended and Restated Certificate of Incorporation, the holders of the Class 1 Common Stock and Class 2 Common Stock shall vote together as single class.~~
    ~~(b) Class 1 Common Stock Protective Provisions. So long as any shares of Class 1 Common Stock remain outstanding, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class 1 Common Stock then outstanding, voting together as a single class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise:~~
      ~~(i) amend, waive, alter, or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class 1 Common Stock; or~~
      ~~(ii) reclassify any outstanding shares of Class 2 Common Stock of the Company into shares having rights as to dividends or liquidation that are senior to the Class 1 Common Stock or the right to more than one (1) vote for each share thereof.~~
    ~~(c) General. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock, Class 1 Common Stock and Class 2 Common Stock shall vote together and not as separate series or classes.~~
  ~~4. Optional Conversion.~~
    ~~(a) Optional Conversion of the Class 1 Common Stock.~~
      ~~(i) At the option of the holder thereof, each one (1) share of Class 1 Common Stock shall be convertible at any time into one (1) fully paid and nonassessable share of Class 2 Common Stock as provided herein.~~
      ~~(ii) Each holder of Class 1 Common Stock who elects to convert the same into shares of Class 2 Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Class 1 Common Stock or Class 2 Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class 1 Common Stock being converted. Thereupon the Company shall (1) if such shares are certificated, promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class 2 Common Stock to which such holder is entitled upon such conversion or (2) if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of, if such shares are certificated, such surrender of the certificate or certificates representing the shares of Class 1 Common Stock to be converted or, if such shares are uncertificated, then upon the written notice of such holder’s election to convert by this Article IV(D), Section 4(a)(ii). The person entitled to receive the shares of Class 2 Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class 2 Common Stock on such date. If a conversion election under this Article IV(D), Section 4(a)(ii) is made in connection with an underwritten offering of the Company’s securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder tendering shares of Class 1 Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Company’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Class 2 Common Stock upon conversion of their Class 1 Common Stock shall not be deemed to have converted such shares of Class 1 Common Stock until immediately after the closing of such sale of the Company’s securities in the offering.~~
  ~~5. Automatic Conversion.~~
    ~~(a) Automatic Conversion of the Class 1 Common Stock.~~
      ~~(i) Final Conversion Date. On the Final Conversion Date, each one (1) issued and outstanding share of Class 1 Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class 2 Common Stock. Following such conversion, the reissuance of all shares of Class 1 Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243~~

~~of the DGCL and the filing with the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to the Class 1 Common Stock in this Amended and Restated Certificate of Incorporation shall be eliminated. Upon the conversion of any then-outstanding shares of Class 1 Common Stock into Class 2 Common Stock upon the Final Conversion Date, such conversion shall be deemed to have been made upon the Final Conversion Date. Upon conversion of Class 1 Common Stock into Class 2 Common Stock on the Final Conversion Date, all rights of holders of shares of Class 1 Common Stock shall cease and (a) if such shares are certificated, the person or persons in whose name or names the certificate or certificates representing the shares of Class 2 Common Stock are to be issued or (b) if such shares are not certificated, the person registered as the owner of such shares in book-entry form, shall be treated for all purposes as having become the record holder or holders of such shares of Class 2 Common Stock.~~
      ~~(ii) Conversion Upon Transfer(s).~~
        ~~(A) Each one (1) share of Class 1 Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class 2 Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class 1 Common Stock.~~
        ~~(B) Conversion pursuant to this Article IV(D), Section 5(a)(ii) shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates (if such shares are certificated) evidencing the shares of Class 2 Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class 1 Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class 1 Common Stock, the holders of Class 1 Common Stock so converted shall surrender the certificates (if such shares are certificated) representing such shares at the office of the Company or any transfer agent for the Class 2 Common Stock. Thereupon, (A) if such shares are certificated, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class 2 Common Stock into which the shares of Class 1 Common Stock surrendered were convertible on the date on which such automatic conversion occurred or (B) if such shares are uncertificated, such shares shall be registered in book-entry form.~~
    ~~(b) Conversion Upon Death or Disability. Each share of Class 1 Common Stock held of record by a natural person shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class 2 Common Stock upon the death of such stockholder or, solely with respect to the death or Disability of a Founder who is a natural person (the “Affected Founder”), each share of Class 1 Common Stock held of record by (i) the Affected Founder, (ii) any Permitted Entity of the Affected Founder, and (iii) any Permitted Transferee of the Affected Founder (collectively, the “Affected Holders”) shall automatically, without any further action, convert into one fully paid and nonassessable share of Class 2 Common Stock upon the death or Disability of such Affected Founder.~~
  ~~6. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class 2 Common Stock, solely for the purpose of effecting the conversion of the shares of the Class 1 Common Stock, as applicable, such number of its shares of Class 2 Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class 1 Common Stock; and if at any time the number of authorized but unissued shares of Class 2 Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class 1 Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class 2 Common Stock to such numbers of shares as shall be sufficient for such purpose.~~
  ~~7. Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class 1 Common Stock to Class 2 Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class 1 Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Class 1 Common Stock,~~

~~to confirm the validity of all Transfers purported to be Permitted Transfers, and to confirm that a conversion to Class 2 Common Stock has not occurred. A determination by the Secretary of the Company that a Transfer results in a conversion to Class 2 Common Stock shall be conclusive and binding.~~
  ~~8. No Further Issuances. Except for the issuance of Class 1 Common Stock issuable upon a Distribution payable in accordance with Article IV(D), Section 2, the Company shall not at any time after the time of acceptance of this Amended and Restated Certificate of Incorporation by the Secretary of State of the State of Delaware (the “Effective Time”), issue any additional shares of Class 1 Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class 1 Common Stock.~~
~~V.~~
~~A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.~~
~~B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL and, if applicable, Section 317 of the California General Corporation Law. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.~~
~~C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.~~
~~D. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the certificate of incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Section D of Article V.~~
~~VI.~~
~~For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:~~
~~A. Board of Directors.~~
  ~~1. Generally. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.~~
  ~~2. Election.~~
    ~~(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the IPO, and for so long as permitted by applicable law, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the IPO, the term~~

~~of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the IPO, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the IPO, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~
    ~~(b) At any time that applicable law prohibits a classified board as described in Article VI, Section (A)(2)(a), all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.~~
    ~~(c) No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.~~
    ~~(d) Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~
  ~~3. Removal of Directors. Subject to any limitations imposed~~In furtherance and not in limitation of the powers conferred by applicable law, ~~any individual director or directors may be removed (a) with or without cause, for so long as the Qualified Stockholders hold or beneficially own a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (such period, the “Control Period”), by~~ the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by the stockholders shall require the affirmative vote of the holders of ~~a majority~~at least 66 2/3% of the voting power of all ~~then-outstanding~~ of the then outstanding shares of the capital stock of the ~~Company~~Corporation entitled to vote generally ~~at an~~in the election of directors, ~~or (b) with cause by~~ voting together as a single class. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, to the extent that the stockholders seek to adopt, amend or repeal the bylaws of the Corporation by consent, in writing or by electronic transmission, without a meeting, such action shall require the affirmative ~~vote~~consent of the holders of at least 66 2/3% of the voting power of all ~~then-outstanding~~of the then outstanding shares of the capital stock of the ~~Company~~Corporation entitled to vote generally ~~at an~~in the election of directors, acting together as a single class.
VI.
    A. From and after the effective time of this Third Amended and Restated Certificate of Incorporation, the directors shall no longer be divided into three classes and the directors shall be elected to one-year terms. With respect to any director who was previously elected to a term of more than one year and who continues to serve after the effective time of this Third Amended and Restated Certificate of Incorporation, such director shall serve until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, or removal from office (provided that nothing herein shall in any way prevent or restrict such director from being re-elected at the next or subsequent annual meetings).
    B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall otherwise provide.
    C. The number of directors comprising the entire Board of Directors shall be fixed by or in the manner provided in the bylaws of the Corporation, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances.

VII.
    A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.
    B. Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provisions of this Article VII or Articles V, VI, VIII, IX, or X of this Third Amended and Restated Certificate of Incorporation or to adopt any provisions inconsistent with such Articles.
VIII.
To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
IX.
Except as may otherwise be specifically provided herein, no provision of this Third Amended and Restated Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the DGCL upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the DGCL and the defined and prescribed rights of said persons to indemnification as the same are conferred under the DGCL; provided, however, that the indemnification provisions contained in the DGCL shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.
X.
  ~~4. Vacancies.~~ Subject to ~~any limitations imposed by applicable law and subject to~~ the rights of the holders of any series of Preferred Stock, any ~~vacancies on~~vacancy occurring in the Board of Directors ~~resulting~~, whether arising from death, resignation, ~~disqualification,~~ removal ~~or~~(with or without cause) or for any other ~~causes~~reason, and any newly created ~~directorships~~directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders ~~and except~~or (b) as otherwise provided by ~~applicable~~ law, be filled only by the affirmative vote of a majority of the directors then in office, ~~even though~~although less than a quorum ~~of the Board of Directors~~, or by a sole remaining director, and not by the stockholders. ~~Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.~~
~~B. Stockholder Actions. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and, at any time other than the Control Period, no action shall be taken by the stockholders by written consent or electronic transmission. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.~~
~~C. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any~~

~~class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.~~
~~VII.~~
~~A. The Company renounces any interest or expectancy of the Company or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Company or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to the Investment Fund, shall not be prohibited from communicating or offering any Dual Opportunity to the Investment Fund, and shall not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Company, as the case may be, resulting from (i) the failure to communicate or offer to the Company or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to the Investment Fund or (ii) the communication or offer to the Investment Fund of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person expressly and solely in his or her capacity as a director or officer of the Company, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than the Investment Fund and the Dual Role Person does not pursue the Dual Opportunity individually.~~
~~B. In addition to and notwithstanding the foregoing provisions of this Article VII, the Company renounces any interest or expectancy of the Company or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Company is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article VII shall amend or modify in any respect any written contractual agreement now existing or entered into after the date hereof between the Investment Fund, on the one hand, and the Company or any of its Affiliated Companies, on the other hand.~~
~~C. For purposes of this Article VII:~~
  ~~“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of clarification, the Company and any Investment Fund are deemed not to be Affiliates.~~
  ~~“Affiliated Company” means (i) with respect to the Company, any Person controlled by the Company and (ii) with respect to an Investment Fund, any Person controlled by such Investment Fund. For purposes of the foregoing definition, the term “controlled by” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of clarification, the Company and any Investment Fund are deemed not to be Affiliated Companies.~~
  ~~“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both the Investment Fund or its Affiliated Companies, on the one hand, and the Company or any of its Affiliated Companies, on the other hand.~~
  ~~“Dual Role Person” means any individual who is an officer or director of the Company and an officer, director, or general partner of the Investment Fund.~~
  ~~“Investment Fund” means one or more Persons (other than the Company and any Affiliated Company of the Company) which a Dual Role Person has established or may in the future establish (together with other Dual Role Persons or other Persons) for purpose of pursuing investment opportunities in areas broadly similar to the areas of the Company’s current and anticipated business focus.~~
  ~~“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.~~
D. The provisions of this Article VII shall have no further force or effect with respect to the Investment Fund at such time as (i) the Company and the Investment Fund are no longer Affiliates and (ii) none of the directors and/or officers and/or general partners of the Investment Fund serve as directors and/or officers of the Company and its

Affiliated Companies; provided, however, that any such termination shall not terminate the effect of the provisions of this Article VII with respect to any agreement, arrangement or other understanding between the Company or an Affiliated Company thereof, on the one hand, and the Investment Fund, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.
XI.
A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Third Amended and Restated Certificate of Incorporation, or the bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XI (an “Enforcement Action”); and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of the provisions of this Article XI.
B. ~~E~~Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring ~~or obtaining~~ any interest in ~~any~~shares of capital stock of the ~~Company~~Corporation shall be deemed to have notice of and ~~to have~~ consented to the provisions of this Article ~~VII~~XI.
~~F. The invalidity or unenforceability of any particular provision, or part of any provision, of this Article VII shall not affect the other provisions or parts hereof, and this Article VII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.~~
XII.
Unless the Corporation consents in writing, the Corporation shall not be governed or subject to Section 203 of the DGCL.
~~VIII.~~
~~A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.~~
~~B. Notwithstanding any other provisions of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Restated Certificate or any Certificate of Designation, the affirmative vote of either (a) the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, voting together as a single class during the Control Period or (b) the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VIII.~~
* * * *
~~FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this corporation.~~

~~FIVE: This~~ EIGHT: The foregoing Third Amended and Restated Certificate of Incorporation was ~~approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted~~duly adopted by a meeting of and by unanimous written consent of the Board of Directors of, and by a meeting of the stockholders of, the Corporation in accordance with the provisions of Sections 141, 242 ~~and~~, 245 of the DGCL ~~by the stockholders of this corporation~~.
[THIS SPACE INTENTIONALLY LEFT BLANK]

Tilray, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be signed by its ~~President and Chief Executive Officer on December 12, 2019~~[•] and [•] on [•], 2021.

TILRAY, INC.

/s/~~Brendan Kennedy~~[•]
~~Brendan Kennedy~~[•] ~~President and Chief Executive Officer~~[•]
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TILRAY

TILRAY, INC.
1100 MAUGHAN RD.
NANAIMO, B.C.
V9X 1J2
CANADA

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. on Wednesday, July 28, 2021, Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TLRY2021SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. on Wednesday, July 28, 2021, Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you submit this proxy card by mail, it must be received no later than 11:59 p.m. Eastern Time on Wednesday, July 28, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56555-S25340

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TILRAY, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Approve an amendment to Tilray's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized capital stock of Tilray from 743,333,333 shares to 990,000,000 shares of capital stock.	☐	☐	☐
2. Approve an amendment to the Certificate of Incorporation to elect not to be governed by Section 203 of Delaware General Corporation Law.	☐	☐	☐
3. Approve an amendment to the Certificate of Incorporation to permit stockholders of the Company to take action by written consent.	☐	☐	☐
4. Approve amendments to the Certificate of Incorporation related to the following governance changes: (1) eliminate the dual structure of Class 1 Common Stock and Class 2 Common Stock, and authorize the issuance of two classes of stock of the Company; (2) declassify the board of directors of the Company; (3) remove limitations on the corporate opportunity doctrine; and (4) provide that the directors of the Company may be removed with or without cause at any time by the holders of a majority of the voting power of the Company's then-outstanding shares of capital stock, subject to the rights of holders of Preferred Stock.	☐	☐	☐
5. Approve amendments to the Certificate of incorporation to eliminate certain provisions related to the Company's prior status as a "controlled company" and make other administrative and conforming amendments and changes as necessary in light of the foregoing proposals.	☐	☐	☐
6. Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement/Prospectus is available at www.proxyvote.com.

D56556-S25340

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
OF TILRAY, INC.
SPECIAL MEETING OF STOCKHOLDERS
THURSDAY, JULY 29, 2021 AT 11:00 A.M. EASTERN TIME

The stockholder(s) hereby appoint(s) Irwin Simon and Carl Merton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class 2 common stock of Tilray, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 11:00 a.m., Eastern Time on Thursday, July 29, 2021, at the following link, www.virtualshareholdermeeting.com/TLRY2021SM2, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Tilray Board of Directors' recommendations.

Continued and to be signed on reverse side.